Exhibit 99.1

NEWS RELEASE

DuPont, Corteva, and Chemours announce resolution of legacy PFAS claims

Companies also settle remaining Ohio multi-district PFOA litigation

WILMINGTON, Del., Jan. 22, 2021 – DuPont de Nemours, Inc. (NYSE: DD), Corteva, Inc. (NYSE: CTVA) and The Chemours Company (NYSE: CC) today announced they have entered into a binding memorandum of understanding containing a settlement to resolve legal disputes originating from the 2015 spin-off of Chemours from E. I. du Pont de Nemours and Company (EID), and to establish a cost sharing arrangement and an escrow account to be used to support and manage potential future legacy PFAS liabilities arising out of pre-July 1, 2015 conduct. The agreement replaces the February 2017 PFOA Settlement and subsequent amendment to the Chemours Separation Agreement. In addition, DuPont, Corteva and Chemours have agreed to resolve the ongoing matters in the multi-district PFOA litigation in Ohio.

According to the terms of the cost sharing arrangement, DuPont and Corteva together, on one hand, and Chemours, on the other hand, agree to a 50-50 split of certain qualified expenses incurred over a term not to exceed twenty years or $4 billion of qualified spend and escrow contributions in the aggregate. DuPont and Corteva’s 50 percent will be limited to $2 billion including qualified expenses and escrow contributions. Under the existing Letter Agreement from June 1, 2019, DuPont and Corteva will each bear 50 percent of the first $300 million (up to $150 million each) and thereafter, DuPont bears 71 percent and Corteva bears the remaining 29 percent. DuPont’s share of the potential $2 billion would be approximately $1.36 billion and Corteva’s approximately $640 million.

In connection with the cost sharing arrangement described above, the companies also agree to establish a $1 billion maximum escrow account to address potential future PFAS liabilities. Subject to the terms of the arrangement, contributions to the escrow will be made by Chemours, on one hand, and DuPont and Corteva, on the other hand, annually over an eight-year period. Over such period, Chemours will deposit a total of $500 million into the account and DuPont and Corteva will deposit an additional $500 million pursuant to the terms of their existing Letter Agreement. The escrow provides for a one-time replenishment mechanism if the escrow account balance has less than $700 million at December 31, 2028.

After the term of this arrangement, Chemours’ indemnification obligations under the Chemours Separation Agreement would continue unchanged, subject to certain exceptions set forth in the memorandum of understanding.

Chemours will waive specified claims, including claims regarding the construct of its 2015 spin-off from EID. DuPont, Corteva and Chemours will dismiss the pending arbitration regarding those claims.

In addition, DuPont, Corteva and Chemours have agreed to resolve the matters in the Ohio multi-district PFOA litigation for $83 million. DuPont will contribute $27 million, Corteva will contribute $27 million and Chemours will contribute $29 million to the settlement. The agreement resolves approximately 95 pending cases as well as unfiled matters. The case of Travis and Julie Abbott v. E.I. du Pont de Nemours and Company is not included in the settlement and is presently pending appeal. These amounts are not subject to the new cost sharing arrangement.

Ed Breen, DuPont Chairman and CEO; Jim Collins, Corteva CEO and Mark Vergnano, Chemours President and CEO commented on the agreement:

“We are pleased to have reached a settlement agreement between our companies related to potential legacy PFAS liabilities, as well as resolving the remaining PFOA MDL cases in Ohio. The agreement will provide a measure of security and certainty for each company and our respective shareholders using a transparent process to address and resolve any potential future legacy PFAS matters.”

About DuPont

DuPont (NYSE: DD) is a global innovation leader with technology-based materials, ingredients and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, health and wellness, food and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

About Corteva

Corteva, Inc. (NYSE: CTVA) is a publicly traded, global pure-play agriculture company that provides farmers around the world with the most complete portfolio in the industry - including a balanced and diverse mix of seed, crop protection and digital solutions focused on maximizing productivity to enhance yield and profitability. With some of the most recognized brands in agriculture and an industry-leading product and technology pipeline well positioned to drive growth, the company is committed to working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. Corteva became an independent public company on June 1, 2019, and was previously the Agriculture Division of DowDuPont. More information can be found at www.corteva.com.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Fluoroproducts, and Chemical Solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining, and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™, Freon™ and Nafion™. In 2019, Chemours was named to Newsweek’s list of America’s Most Responsible Companies. The company has approximately 7,000 employees and 30 manufacturing sites serving approximately 3,700 customers in over 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC. For more information, we invite you to visit chemours.com.

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DuPont™, the DuPont Oval Logo, and all trademarks and service marks denoted with ™, SM or ® are owned by affiliates of DuPont de Nemours, Inc. unless otherwise noted.

1/22/21

For further information contact:

DuPont:

Investor Relations

Leland Weaver

302-668-9924

Leland.weaver@dupont.com

Media Relations

Dan Turner

302-996-8372

daniel.a.turner@dupont.com

Corteva:

Investor Relations

Jeff Rudolph

302-373-6110

jeff.rudolph@corteva.com

Media Relations

Gregg Schmidt

302-598-6286

gregg.m.schmidt@corteva.com

Chemours:

Investor Relations

Jonathan Lock

+1 302.773.2263

investor@chemours.com

Media Relations

Thomas Sueta

+1 302.773.3903

media@chemours.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as

“expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate”, “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected performance under and impact of the cost sharing arrangement by and between DuPont, Corteva and Chemours related to future eligible PFAS liabilities. Factors that could cause or contribute to these differences include, but are not limited to: the achievement, terms and conditions of final agreements related to the cost sharing arrangement; the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; the performance by each of the parties of their respective obligations under the cost sharing arrangement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in each of DuPont’s, Corteva’s and Chemours’ respective annual report on Form 10-K for the year ended December 31, 2019, and each of DuPont’s, Corteva’s and Chemours’ respective subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on each of DuPont’s, Corteva’s or Chemours’ respective consolidated financial condition, results of operations, credit rating or liquidity. None of DuPont, Corteva or Chemours assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.